SIDLEY AUSTIN BROWN & WOOD LLP

    CHICAGO                       787 SEVENTH AVENUE                    BEIJING
                               NEW YORK, NEW YORK 10019
     DALLAS                     TELEPHONE 212 839 5300                  GENEVA
                                FACSIMILE 212 839 5599
  LOS ANGELES                       www.sidley.com                     HONG KONG

 SAN FRANCISCO                       FOUNDED 1866                       LONDON

WASHINGTON, D.C.                                                       SHANGHAI

                                                                       SINGAPORE

                                                                         TOKYO

                                                                 August 30, 2002

Granite Mortgages 02-2 plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX

         Re:      Granite Mortgages 02-2 plc
                  Granite Finance Funding Limited
                  Granite Finance Trustees Limited
                  Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as United States tax counsel for Granite Mortgages 02-2 plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding Limited, a company incorporated under the laws of Jersey ("Funding") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee," and with the Issuer and Funding, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-11 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 24, 2002, of which the prospectus (the "Prospectus") forms a part. The Notes will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

     We have advised the Registrants with respect to certain United States tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "Summary of the notes - United States tax status" and "Material United States tax consequences" in the Prospectus relating to the Notes in respect of which we participated as your counsel for the registration of such Notes under the Act. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "Summary of the notes - United States tax status" and "Material United States tax consequences".

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Summary of the notes - United States tax status", "Material United States tax consequences" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the

Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                           /S/ SIDLEY AUSTIN BROWN & WOOD LLP



                                       2